Item 77I - Terms of new or amended securities


Morgan Stanley Institutional Fund, Inc. Emerging
Markets Breakout Nations Portfolio
Articles Supplementary to Registrant's Articles of
Amendment and Restatement (adding Emerging Markets
Breakout Nations Portfolio), dated October 20, 2016, are incorporated herein by reference to Exhibit (a)(79) to Post-Effective Amendment No. 157 to the Registration
Statement on Form N-1A filed on December 13, 2016, accession number 0001104659-16-161877, file number:
033-23166.

The Board of Directors of the Corporation (the "Board of Directors"), at a meeting duly convened and held on September 27-28, 2016, adopted resolutions which:
(i) increased the total number of shares of stock which the Corporation has authority to issue to seventy-eight billion (78,000,000,000) shares of common stock;
(ii) established one (1) additional portfolio of common stock consisting of four classes, designated as Emerging Markets Breakout Nations Portfolio-Class I, Emerging
Markets Breakout Nations Portfolio-Class A,
Emerging Markets Breakout Nations Portfolio-Class C and Emerging Markets Breakout Nations Portfolio-
Class IS; and (iii) classified 500,000,000 shares of common stock as shares of Emerging Markets Breakout
Nations Portfolio-Class I, 500,000,000 shares of common stock as shares of Emerging Markets Breakout
Nations Portfolio-Class A, 500,000,000 shares of common stock as shares of Emerging Markets Breakout
Nations Portfolio-Class C and 500,000,000 shares of common stock as shares of Emerging Markets Breakout
Nations Portfolio-Class IS. The terms applicable to the classes of common stock designated and classified as set forth above, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, are the same as the terms of the existing classes of common stock which are set forth in the Articles of Restatement of the Corporation, as amended and supplemented (the "Charter"). The aggregate number of shares of stock of all classes that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General
Corporation Law, and the shares of Emerging Markets
Breakout Nations Portfolio-Class I, Emerging Markets Breakout Nations Portfolio-Class A, Emerging
Markets Breakout Nations Portfolio-Class C and
Emerging Markets Breakout Nations Portfolio-Class IS have been classified and designated by the Board of Directors under the authority contained in Article FIFTH, Section 3 of the Charter.

Morgan Stanley Institutional Fund, Inc. Frontier Markets
Portfolio

Articles of Amendment (changing the name of the Frontier Emerging Markets Portfolio to the Frontier
Markets Portfolio), dated March 31, 2017, are incorporated herein by reference to Exhibit (a)(80) to Post-Effective Amendment No. 165 to the Registration
Statement on Form N-1A filed on April 28, 2017, accession number 0001133228-17-003158, file number:
033-23166.

Pursuant to the authority contained in Section 2-
605(a)(2) of the Maryland General Corporation Law, the
Board of Directors of the Corporation at a meeting duly convened and held on March 8-9, 2017 approved the change of the name of the Frontier Emerging Markets
Portfolio, a portfolio of common stock of Morgan
Stanley Institutional Fund, Inc., to the Frontier Markets
Portfolio.








Morgan Stanley Institutional Fund, Inc. Active
International Allocation Portfolio

Effective April 1, 2017, the Adviser to the Morgan
Stanley Institutional Fund, Inc. Active International
Allocation Portfolio has entered into a Sub-Advisory
Agreement with Morgan Stanley Investment
Management Company, located at 23 Church Street, 16-
01 Capital Square, Singapore 049481, with respect to the
Active International Allocation Portfolio, as described in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on February
24, 2017 (accession number 0001104659-17-011575)
and incorporated by reference herein.


Morgan Stanley Institutional Fund, Inc. Small Company
Growth Portfolio

Effective May 31, 2017, Morgan Stanley Institutional
Fund, Inc. Small Company Growth Portfolio made those changes to its share Class offerings as described in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on May 1, 2017
(accession number 0001104659-17-028202) and
incorporated by reference herein.

Morgan Stanley Institutional Fund Inc. Global
Infrastructure Portfolio

Effective July 1, 2017, the maximum expense ratio of each share Class of Morgan Stanley Institutional Fund
Inc. Global Infrastructure Portfolio has been increased, as described in the supplement to its Prospectus filed via
EDGAR with the Securities and Exchange Commission on June 15, 2017 (accession number 0001104659-17-
039448) and incorporated by reference herein.

Morgan Stanley Institutional Fund, Inc. Active
International Allocation, Advantage, Asia Opportunity,
Emerging Markets Breakout Nations, Emerging Markets
Fixed Income Opportunities, Emerging Markets
Leaders, Emerging Markets, Emerging Markets Small
Cap, Frontier Markets, Global Concentrated, Global
Core, Global Franchise, Global Infrastructure, Global
Opportunity, Global Quality, Global Real Estate,
Growth, International Equity, International Opportunity,
International Real Estate, Multi-Asset, Small Company
Growth, US Core and U.S. Real Estate Portfolios

Effective July 31, 2017, Morgan Stanley Institutional
Fund, Inc. Active International Allocation, Advantage,
Asia Opportunity, Emerging Markets Breakout Nations,
Emerging Markets Fixed Income Opportunities,
Emerging Markets Leaders, Emerging Markets,
Emerging Markets Small Cap, Frontier Markets, Global
Concentrated, Global Core, Global Franchise, Global
Infrastructure, Global Opportunity, Global Quality,
Global Real Estate, Growth, International Equity,
International Opportunity, International Real Estate,
Multi-Asset, Small Company Growth, US Core and U.S.
Real Estate Portfolios made those changes to their respective share Class offerings as described in the supplements to their applicable Prospectuses filed via
EDGAR with the Securities and Exchange Commission on June 15, 2017 (accession number 0001104659-17-
039563) and incorporated by reference herein.











Morgan Stanley Variable Insurance Fund, Inc. Small
Company Growth Portfolio

The Board of Directors of Morgan Stanley Variable
Insurance Fund, Inc. (the "Fund") approved a Plan of
Liquidation with respect to the Small Company Growth
Portfolio (the "Portfolio"), a series of the Fund. Pursuant to the Plan of Liquidation, substantially all of the assets of the Portfolio were liquidated, known liabilities of the Portfolio were satisfied, the remaining proceeds were distributed to the Portfolio's stockholders, and all of the issued and outstanding shares of the Portfolio were redeemed (the "Liquidation"). The Portfolio suspended the offering of its shares to all investors at the close of business on April 26, 2017 and the Liquidation occurred on April 28, 2017. The Fund announced the Liquidation in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on December 9, 2016 (accession number 0001104659-16-
161435) and incorporated by reference herein.